Exhibit 21.1

Subsidiaries of The Coca-Cola Company As of December 31, 2013
Organized Under Laws of:
The Coca-Cola Company	Delaware
Subsidiaries:
ACCBC Holding Company LLC	Georgia
Atlantic Industries	Cayman Islands
Atlantic Manufacturing	Cayman Islands
Barlan, Inc.	Delaware
BCI Coca-Cola Bottling Company of Los Angeles	Delaware
Beverage Brands S.R.L.	Peru
Beverage Services Limited	United Kingdom
Bharat Coca-Cola Overseas Holdings Pte. Ltd.	Singapore
Caribbean Refrescos, Inc.	Delaware
CCHBC Grouping, Inc.	Delaware
Coca-Cola (China) Investment Limited	China
Coca-Cola (Japan) Company, Limited	Japan
Coca-Cola Africa (Proprietary) Limited	South Africa
Coca-Cola Beverages (Shanghai) Company Limited	China
Coca-Cola China Industries Limited	Cook Islands
Coca-Cola de Chile S.A.	Chile
Coca-Cola Erfrischungsgetränke AG	Germany
Coca-Cola GmbH	Germany
Coca-Cola Holdings (Overseas) Limited	Delaware
Coca-Cola Holdings (United Kingdom) Limited	United Kingdom
Coca-Cola India Private Limited	India
Coca-Cola Industrias Limitada-Brazil	Brazil
Coca-Cola Industrias Limitada-Costa Rica	Costa Rica
Coca-Cola Midi S.A.S.	France
Coca-Cola Oasis LLC	Delaware
Coca-Cola Overseas Parent Limited	Delaware
Coca-Cola Refreshments Canada Company	Nova Scotia
Coca-Cola Refreshments USA, Inc.	Delaware
Coca-Cola Reinsurance Services Limited	Ireland
Coca-Cola Servicios de Venezuela, C.A.	Venezuela
Coca-Cola South Asia (India) Holdings Limited	Hong Kong
Coca-Cola South Asia Holdings, Inc.	Delaware
Coca-Cola South Pacific Pty Limited	Australia
Conco Limited	Cayman Islands
Corporacion Inca Kola Peru S.R.L.	Peru
Dulux CBAI 2003 B.V.	The Netherlands
Energy Brands Inc.	New York
European Refreshments	Ireland
Fresh Trading Limited	United Kingdom
Great Plains Coca-Cola Bottling Company	Oklahoma
Hindustan Coca-Cola Beverages Private Limited	India
Hindustan Coca-Cola Holdings Private Limited	India

Subsidiaries of The Coca-Cola Company As of December 31, 2013
continued from page 1
Organized Under Laws of:
Hindustan Coca-Cola Overseas Holdings Pte. Limited	Singapore
Limited Liability Company Nidan Juices	Russian Federation
Luxembourg CB 2002 S.a.r.l.	Luxembourg
Middle Eastern Refreshments Holdings Ltd.	United Arab Emirates
Middle Eastern Refreshments Ltd.	United Arab Emirates
Odwalla, Inc.	California
Pacific Refreshments Pte. Ltd.	Singapore
Recofarma Industria do Amazonas Ltda.	Brazil
Red Re, Inc.	South Carolina
Refreshment Product Services, Inc.	Delaware
S.A. Coca-Cola Services N.V.	Belgium
Servicios Integrados de Administracion y Alta Gerencia, S. de R.L. de C.V.	Mexico
Servicios y Productos para Bebidas Refrescantes S.R.L.	Argentina
The Coca-Cola Export Corporation	Delaware
The Coca-Cola Trading Company LLC	Delaware
The Inmex Corporation	Florida
Varoise de Concentres S.A.S.	France

Pursuant to Item 601(b)(21) of Regulation S−K, we have omitted some subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2013 under Rule 1−02(w) of Regulation S−X.

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